UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2006
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin	53201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 524-1200

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 8.01 OTHER EVENTS
RISK FACTORS
General Company/Business Risks
We are subject to risks associated with our non-U.S. operations which could adversely affect our results of operations.
We have significant operations in a number of countries outside the United States, some of which are located in emerging markets. The persistence of long-term economic uncertainty in some of the regions of the world in which we operate, such as Asia, South America, the Middle East and other emerging markets, could result in the disruption of markets and negatively affect the adequacy of cash flows from our operations to cover our capital needs and debt service.
In addition, as a result of our global presence, a significant portion of our revenues and expenses are denominated in currencies other than U.S. dollars. We are therefore subject to foreign currency risks and foreign exchange exposure. Our primary exposures are to the Euro, British pound, Mexican peso, Czech koruna and Japanese yen. While we employ financial instruments to hedge transactional and foreign exchange exposure, these activities do not insulate us completely from those exposures.
There are other risks that are inherent in our non-U.S. operations, including the potential for changes in socio-economic conditions, laws and regulations, including in import, export, labor and environmental laws and monetary and fiscal policies, unsettled political conditions and possible terrorist attacks against American interests.
These and other factors may have a material adverse effect on our non-U.S. operations and therefore on our business and results of operations.
We may be unable to complete or integrate acquisitions effectively, which may adversely affect our profitability and results of operations.
We intend to grow through the acquisition of businesses and assets that will complement our current businesses. To date, a material portion of our growth has come through acquisitions. We cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Additionally, we may not be successful in integrating acquired businesses into our existing operations and achieving projected synergies. Competition for acquisition opportunities in the various industries in which we operate may rise, thereby increasing our costs of making acquisitions or causing us to refrain from making further acquisitions. These and other acquisition-related factors may negatively and adversely impact our growth, profitability and results of operations.
We are subject to pricing pressure from our larger customers.
We face significant competitive pressures in all of our business segments from our larger customers. Because of their purchasing size, our larger customers can influence market participants to compete on price terms. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those pricing reductions may have an adverse impact on our business.
An increase in our level of indebtedness could lead to a downgrade in the ratings of our debt and, in turn, restrict our ability to access the debt capital markets.
Our access to the debt capital markets may ultimately be impacted by changes in the ratings that rating agencies assign to our debt. An increase in the level of our indebtedness in the future, to the extent that we finance future acquisitions with debt, for example, may result in a downgrade in the ratings that are assigned to our debt. If ratings for our debt fell below investment grade, our access to the debt capital markets would become restricted.
Additionally, our credit agreements generally include an increase in interest rates if, and when, ratings for our debt are downgraded. Consequently, an increase in the level of our indebtedness may result in an increase in our interest expense. Further, an increase in the level of our indebtedness may increase our vulnerability to adverse general economic and industry conditions and may affect our ability to obtain additional financing.
We are subject to regulation of our international operations that could adversely affect our business and results of operations.
Due to our global operations, we are subject to many laws governing international relations, including those that prohibit improper payments to foreign government officials and restrict where we can do business, what information or products we can supply to certain countries and what information we can provide to a foreign government, including but not limited to the Foreign Corrupt Practices Act and the U.S. Export Administration Act. As we have disclosed, there are allegations that a subsidiary of York International Corporation made improper payments to the Iraqi government in connection with the United Nations Oil-for-Food Programme. Violations of these laws, which are complex and often times difficult to interpret and apply, may result in severe criminal penalties or sanctions that could have a material adverse effect on the Company’s business, financial condition and results of operations.
Terrorist acts could adversely affect our results of operations.
Terrorist acts could have the potential to heighten liability claims against us arising out of our facility management operations or could adversely affect demand for building automation control systems in government or commercial facilities, which could adversely affect our results of operations.
We are subject to costly requirements relating to environmental remediation matters, which could adversely affect our business and results of operations.
At September 30, 2005, we had an accrued liability of $65 million relating to environmental matters. Because of the uncertainties associated with environmental remediation activities at sites where we may be potentially liable, future expenses to remediate identified sites could be considerably higher than the accrued liability, which could have a material adverse effect on our business and results of operations.
We are required to establish and maintain adequate internal control over financial reporting.
Our inability to maintain adequate internal control over financial reporting could impact the reliability of financial reporting and the adequacy of the preparation of financial statements for external purposes in compliance with generally accepted accounting principles.
Negative or unexpected tax consequences could adversely affect our results of operations.
Adverse changes in the underlying profitability and financial outlook of our operations in several foreign jurisdictions (most notably Germany, Mexico, Italy, Canada, France and China) could lead to changes in our valuation allowances against deferred tax assets and other tax reserves that could materially and adversely affect our results of operations.
The adoption of new, or changes in, accounting pronouncements could impact the Company’s financial position and results of operations.
Additionally, we are subject to tax audits by governmental authorities in the U.S. and foreign jurisdictions. Because the results of tax audits are inherently uncertain, negative or unexpected results from one or more such tax audits could adversely affect our results of operations.

We may be adversely affected by legal proceedings in which we are, or may be, a party.
We are currently and may in the future become subject to legal proceedings and commercial or contractual disputes. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes with our suppliers, intellectual property matters and employment claims. There exists the possibility that such claims may have an adverse impact on our results of operations that is greater than we might anticipate.
Wisconsin law and our organizational documents may limit possible takeovers.
Provisions of our articles of incorporation and bylaws and certain other of our organizational attributes, such as being subject to the Wisconsin Business Combination Statute and maintaining a staggered board, advance notice bylaw provisions, and change in control agreements with members of senior management, may deter a takeover of our company or make a takeover more difficult and, as a result, reduce the likelihood of an increase in our stock price that would otherwise occur if a bidder sought to buy our stock.
Interior Experience Risks
Decreased demand from our customers in the automotive industry may adversely affect our results of operations.
In fiscal 2005, our three largest customers were automobile manufacturers General Motors, DaimlerChrysler and Ford (the “Big 3”), with sales to these customers representing approximately 36% of total company net sales. Sales to the Big 3 originating in the U.S. represented approximately 15% of our total net sales in fiscal 2005. Our financial performance depends, in part, on conditions in the automotive industry. If our customers, especially the Big 3, reduce their orders to us, our results of operations would be adversely impacted. Additionally, we have significant component production for manufacturers of motor vehicles in the United States, Europe, South America, Japan and/or other Asia/Pacific Rim countries. Continued uncertainty relating to the financial condition of the Big 3 and others in the automotive industry may have a negative impact on our business.
A variety of factors could adversely affect the results of operations of our Interior Experience business.
Any of the following could materially and adversely impact the results of operations of our Interior Experience business: The loss of, or changes in, automobile seating/interiors supply contracts with our major customers or suppliers; constraints placed upon automobile manufacturers that limit their ability to subcontract for component parts, such as collective bargaining agreements and union negotiations, labor strikes, and work stoppages; start-up expenses associated with new vehicle programs or delays or cancellations of such programs; underutilization of our manufacturing facilities, each of which is generally located near, and devoted to, a particular customer’s facility; inability to recover engineering and tooling costs; market and financial consequences of any recalls that may be required on products that we have supplied; delays or difficulties in new product development; the potential introduction of similar or superior technologies; financial instability, bankruptcy or market declines of our customers, competitors or suppliers, which could impact the costs for the materials and components we purchase as well as the price we can charge customers for our products.
Change in consumer demand may adversely affect our results of operations.
Recent and any future increases in energy costs that consumers incur could result in shifts in consumer demand away from motor vehicles that typically have higher amounts of content that we supply, such as light trucks, minivans and SUVs, to smaller vehicles that have less amounts of content that we supply. The loss of business with respect to, or a lack of commercial success of, one or more particular vehicle models for which we are a significant supplier could reduce our sales and harm our profitability, thereby adversely affecting our results of operations.
We may not be able to successfully negotiate pricing terms with our customers in the Interior Experience business, which may adversely affect our results of operations.
We negotiate sales prices annually with our automotive seating and interiors customers. Our results of operations may be adversely affected if these sales price negotiations do not yield terms consistent with prior agreements.
Increases in commodity prices may adversely affect our results of operations.
Commodity prices rose rapidly in fiscal 2005. In our two largest markets, North America and Europe, the cost of commodities, primarily steel, resin and chemicals, increased (net of recoveries through price increases to customers) by approximately a combined $185 million from the prior year. If commodity prices continue to rise, and if we are not able to recover these cost increases through price increases to our customers, then such increases may have an adverse affect on our results of operations.
The cyclicality of original equipment automobile production rates may adversely affect the results of operations in our Interior Experience and Power Solutions businesses.
Our Interior Experience business and, to a lesser extent, our Power Solutions business are directly related to automotive sales and automotive vehicle production by our customers. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. Any significant economic decline that results in a reduction in automotive production and sales by our Interior Experience and Power Solutions customers may have a material adverse impact on our results of operations.
Power Solutions Risks
A variety of factors could adversely affect the results of operations of our Power Solutions business.
Any of the following could materially and adversely impact the results of operations of our Power Solutions business: loss of or changes in automobile battery supply contracts with our large original equipment and aftermarket customers; constraints associated with collective bargaining agreements and union negotiations, such as labor strikes or work stoppages; delays or cancellations of new vehicle programs; market and financial consequences of any recalls that may be required on our products; delays or difficulties in new product development (for example, nickel hydride/lithium technology); financial instability or market declines of our customers or suppliers; factors adversely affecting the supply/availability of raw materials, primarily lead and poly/plastics, necessary for production; rapid increases and volatility of commodity prices.
Building Efficiency Risks
Our Building Efficiency business relies to a great extent on contracts and business with government entities, the loss of which may adversely affect our results of operations.
Our Building Efficiency business contracts with government entities and is subject to specific rules, regulations and approvals applicable to government contractors. We are subject to routine audits by the federal Defense Contract Audit Agency to assure our compliance with these requirements. Our failure to comply with these or other laws and regulations could result in contract terminations, suspension or debarment from contracting with the U.S. federal government, civil fines and damages and criminal prosecution. In addition, sales to government entities may be affected by changes in procurement policies, budget considerations, unexpected U.S. developments, such as terrorist attacks, or similar political developments or events abroad that may change the U.S. federal government’s national security defense posture.
A variety of factors could adversely affect the results of operations of our Building Efficiency business.
Any of the following could materially and adversely impact the results of operations of our Building Efficiency business: loss of, or changes in, building automation or facility management supply contracts with our major customers; delays or difficulties in new product development; the potential introduction of similar or superior technologies; financial instability or market declines of our major or component suppliers; the unavailability of raw materials, primarily steel, copper and electronic components, necessary for production of HVAC equipment; rapid increases and volatility of commodity prices; a significant decline in the construction of new commercial buildings requiring interior control systems; changes in energy costs or governmental regulations that would decrease the incentive for customers to update or improve their interior control systems; and a decline in the outsourcing of facility management services.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
By:	/s/ Stephen A. Roell
	Name:	Stephen A. Roell
	Title:	Executive Vice President

Date: January 9, 2006